Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-178510) pertaining to The Principal Select Savings Plan for Individual Field of Principal Financial Group, Inc. of our report dated June 27, 2018, with respect to the financial statements and supplemental schedule of The Principal Select Savings Plan for Individual Field included in this Annual Report (Form 11-K) for the year ended December 31, 2017.

/s/ Ernst & Young, LLP

Des Moines, Iowa
June 27, 2018